CONSENT AND CERTIFICATION
                         BY COMMODITY TRADING ADVISOR

1. Michael J. Frischmeyer, Commodity Trading Advisor, (the "Undersigned" or "CTA"), hereby consents to being named as CTA in Post Effective Amendment Number Two to the Registration Statement on Form S-1 at number 33-96292 with the Securities and Exchange Commission by Fremont Fund, Limited Partnership, (the "Fund") and to the states selected by the General Partner of the Fund in connection with the offering and sale of limited partnership interests (the "Units") to the public as described in said Prospectus, as Amended.

2. I hereby certify that I furnished the statements and information set forth in Post Effective Amendment Number Two to the Registration Statement on Form S-1 at number 33-96292 with respect to me and my track record, and that such statements and information are accurate, complete and fully responsive to the requirement of disclosure of my background, trading history, and the information required to be supplied in Post Effective Amendment Number Two to the Registration Statement on Form S-1 at number 33-96292 and they do not omit any information required to be stated therein with respect to me or my trading ability or methods or risks which are necessary to make the statements and information therein, not misleading.

3. I agree to continue to keep my track record in accordance with applicable law and to supply such track record and all other information, in the form required, to permit the General Partner, from month to month, to keep the Partners of the Fund properly informed, as required by law. The Undersigned agrees further to take those actions reasonably required by any regulatory or tax authority to keep the Fund, and its General Partner, in full compliance with all laws and regulations applicable to the operation of the Fund.



                                          s/ Michael J. Frischmeyer
                                          Michael J. Frischmeyer, CTA

Date:  December 8, 1997